                                  FORM 8-K
                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:                         September 30, 2005
Name of Registrant:                     Graybar Electric Company, Inc.
Jurisdiction of Incorporation:          New York
Commission File Number:                 000-00255
IRS Identification Number:              13-0794380
Address of Principal Executive Offices:
                                        34 North Meramec Avenue
                                        St. Louis, MO  63105
Registrant's Telephone Number:          314-573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

The Company's Receivable Purchase Agreement, dated June 30, 2000 among Graybar Commerce Corporation, as Seller; Graybar Electric Company, Inc., as Servicer; Falcon Asset Securitization Corporation, as Conduit; JPMorgan Chase Bank NA (successor by merger to Bank One, NA), as Agent; and other banks named therein was modified, effective September 26, 2005, with an increase to the Delinquency Ratio from 13% to 15% (the ratio as of August of 2005 is 8.74%, down from 12.60% in February of 2005); a reduction in the Consolidated Tangible Net Worth requirement from approximately $422,000,000 to $408,000,000 and a modification of the Consolidated Tangible Net Worth covenant to permit the offset of amounts funded by the Company for repurchases of its capital stock against the Net Cash Proceeds from Equity Issuances that are included for purposes of calculating Consolidated Tangible Net Worth; and the replacement of the back-up Liquidity Facility described in the Agreement with a two-party Liquidity Facility managed by the Agent.

                                 SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Graybar Electric Company, Inc.

Date:  September 30, 2005           /s/ T. F. Dowd
       ------------------           --------------------------------------
                                                 (Signature)

                                    T. F. Dowd
                                    --------------------------------------
                                          (Name of signing officer)

                                    Vice President, Secretary and
                                    --------------------------------------
                                    General Counsel
                                    --------------------------------------
                                                   (Title)